Consent of KPMG Peat Marwick LLP


The Board of Directors
Rayovac Corporation:

We consent to the use of our reports included or incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.



                                                       /s/ KPMG Peat Marwick LLP


Milwaukee, Wisconsin
May 27, 1998